Exhibit 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

Insight Molecular Diagnostics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, no par value	Rule 457(h) and 457(c)	792,683	$2.37935	(3)	$1,886,070.30	$0.00015310	$288.76
Equity	Common Stock, no par value (4)	457(h)	262,000	$3.03	(5)	793,860.00	0.00015310	121.54
Equity	Common Stock, no par value (6)	457(c)	1,662,176	$2.37935	(3)	3,954,898.47	0.00015310	605.49
Total Offering Amounts						$6,634,828.76		$1,015.79
Total Fee Offsets								$-
Net Fee Due								$1,015.79

(1)	The Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates registers 2,716,859 shares of common stock, no par value (“Common Stock”), of Insight Molecular Diagnostics Inc. (“Registrant”) issuable pursuant to awards under the Amended and Restated 2018 Equity Incentive Plan (the “A&R 2018 Plan”), as amended, comprised of (i) 792,683 shares of Common Stock of the Registrant issued or issuable pursuant to restricted stock units outstanding under the A&R 2018 Plan, (ii) 262,000 shares of Common Stock of the Registrant issuable pursuant to stock options outstanding under the A&R 2018 Plan and (iii) 1,662,176 shares of Common Stock of the Registrant that are reserved for issuance pursuant to future awards under the A&R 2018 Plan.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered under the Registration Statement also includes an indeterminable number of shares of Common Stock as may be issued in connection with stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457 (c) under the Securities Act. The price is calculated on the basis of the average of the high and low prices of the Common Stock on August 15, 2025, as reported on The Nasdaq Capital Market.

(4)	Represents shares of Common Stock issuable pursuant to outstanding stock options granted under the A&R 2018 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based upon the weighted average exercise price of such options.

(6)	Represents shares of Common Stock underlying restricted stock unit awards granted under the A&R 2018 Plan.